Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES FIRST QUARTER 2015 RESULTS

1Q CORE EARNINGS PER SHARE OF $0.12

NEW YORK—(BUSINESS WIRE)—May 8, 2015—Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended March 31, 2015.

FIRST QUARTER FINANCIAL HIGHLIGHTS

•	Core Earnings of $8 million, or $0.12 per WA basic share

•	Adjusted Funds from Operations (“AFFO”) of $7 million, or $0.11 per WA basic share

•	GAAP Loss of $2 million, or $0.03 per WA basic share

•	Depreciation and amortization of $9 million, or $0.14 per WA basic share*

FIRST QUARTER HIGHLIGHTS

•	Real Estate Debt Portfolio – Real estate debt portfolio asset face amount of $1.0 billion, which consisted of $0.6 billion of non-agency assets and $0.4 million of agency securities. During the quarter, the portfolio:

•	Increased in value by $6 million to a price of 87% of par

•	Received $43 million of non-agency asset pay downs and recovered $7 million of net proceeds to Newcastle

•	Generated $15 million of net investment income, or a 16% annualized yield, over an average projected recovery value of $365 million

•	Golf Business – Owned and leased 88 golf properties across 14 states, of which 76% were located in the top 20 Metropolitan Statistical Areas (MSAs). The golf business:

•	Added 270 private club members to the same store portfolio year-over-year and increased public golf rounds played by approximately 9,000

•	Added a golf property in Southern California to the portfolio in the quarter: signed a favorable 21-year lease to operate a 27-hole municipal golf course that generated over $3 million of revenue in 2014

•	Cash Dividends – In March, Newcastle declared a first quarter common cash dividend of $0.12 per share, or $8 million

	1Q 2015		4Q 2014
Summary Operating Results:
GAAP Income/(Loss)	($2) million	*	($10) million	*
GAAP Income/(Loss) per WA Basic Share	($0.03)		($0.16)
Non-GAAP Results:
Core Earnings**	$8 million		$8 million
Core Earnings per WA Basic Share**	$0.12		$0.12
Adjusted Funds From Operations (AFFO)**	$7 million		$11 million
AFFO per WA Basic Share**	$0.11		$0.17

WA: Weighted Average

*

1Q 2015 GAAP Loss includes $7 million of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles, and $1 million of accretion on golf membership deposit liability. 4Q 2014 GAAP Loss includes $19 million (including $11 million from New Senior) of total depreciation and amortization charges, $1 million of amortization of favorable or unfavorable leasehold intangibles, and $1 million of accretion on golf membership deposit liability. The depreciation and amortization from New Senior was recorded to income (loss) from discontinued operations. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.
**	For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Friday, May 8, 2015 at 9:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle First Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, May 22, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “41078508.”

Investment Portfolio

The following table summarizes Newcastle’s consolidated investment portfolio at March 31, 2015 (dollars in millions):

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$209	$142	12.7%	$179	30	B	2.4
Mezzanine Loans	93	66	5.9%	66	6	101%	1.2
B-Notes	22	19	1.7%	19	1	92%	3.4
Whole Loans	1	1	0.1%	1	1	0%	0.1
CDO Securities (4)	14	—	—%	9	2	CCC-	11.1
Other Investments (5)	27	27	2.4%	27	1	—	—

Total Commercial Assets	366	255	22.8%	301			2.5

Residential Assets
Residential Loans	4	4	0.4%	4	6	726	1.1
Non-Agency RMBS	65	26	2.3%	44	28	CCC	7.7
Real Estate ABS	8	—	—%	—	1	C	—

	77	30	2.7%	48			6.6
FNMA/FHLMC	389	407	36.3%	409	4	AAA	7.1

Total Residential Assets	466	437	39.0%	457			7.0

Corporate Assets
Corporate Bank Loans	179	112	10.0%	112	5	D	1.5

Total Corporate Assets	179	112	10.0%	112			1.5

Total Debt Investments (6)	1,011	804	71.8%	870			4.5

Other Investments
Golf Investment (7)	359	316	28.2%	316

Total Portfolio/Weighted Average	$1,370	$1,120	100.0%	$1,186

WA-Weighted average

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum ratings for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Represents non-consolidated CDO securities, excluding eight securities with zero value, which had an aggregate face amount of $113.8 million.
(5)	Represents an equity investment in a real estate owned property.
(6)	Excludes operating real estate in discontinued operations of $7 million and loans subject to a call option with a face amount of $406 million.
(7)	Face amount of the golf investment represents the gross carrying amount, including intangibles, and excludes accumulated depreciation and amortization. Basis amount of the golf investments represents carrying value including intangibles.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Interest income	$27,078	$46,452
Interest expense	16,727	22,170

Net interest income	10,351	24,282

Impairment/(Reversal)
Valuation allowance (reversal) on loans	357	1,246
Other-than-temporary impairment on securities	344	—
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	(296)	—

Total impairment (reversal)	405	1,246

Net interest income after impairment/reversal	9,946	23,036
Operating Revenues
Golf course operations	38,954	39,772
Sales of food and beverages - golf	13,012	13,539
Other golf revenue	8,860	9,321

Total operating revenues	60,826	62,632

Other Income (Loss)
Gain on settlement of investments, net	1,015	2,334
Other income (loss), net	(514)	13,474

Total other income	501	15,808

Expenses
Loan and security servicing expense	96	857
Operating expenses - golf	54,937	59,647
Cost of sales - golf	6,053	5,956
General and administrative expense	1,713	3,564
Management fee to affiliate	2,668	5,893
Depreciation and amortization	6,753	5,863

Total expenses	72,220	81,780

(Loss) income from continuing operations before income tax	(947)	19,696
Income tax expense	46	140

(Loss) income from continuing operations	(993)	19,556
Income (loss) from discontinued operations, net of tax	115	(15,299)

Net (Loss) Income	(878)	4,257
Preferred dividends	(1,395)	(1,395)
Net loss attributable to noncontrolling interests	181	661

(Loss) Income Applicable to Common Stockholders	$(2,092)	$3,523

(Loss) Income Applicable to Common Stock, per share (1)
Basic	$(0.03)	$0.06

Diluted	$(0.03)	$0.06

(Loss) Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests (1)
Basic	$(0.03)	$0.32

Diluted	$(0.03)	$0.31

Income (Loss) from discontinued operations per share of common stock (1)
Basic	$—	$(0.26)

Diluted	$—	$(0.26)

Weighted Average Number of Shares of Common Stock Outstanding (1)
Basic	66,424,508	58,575,582

Diluted	66,424,508	60,511,128

Dividends Declared per Share of Common Stock (1)	$0.12	$0.60

(1)	All per share amounts and shares outstanding for all periods reflect the 1-for-3 reverse stock split, which was effective after the close of trading on August 18, 2014 and the 1-for-2 reverse stock split, which was effective after the close of trading on October 22, 2014.
(2)	Three months ended March 31, 2014 consisted of 92 golf properties compared to three months ended March 31, 2015 which consisted of 88 golf properties.

Consolidated Balance Sheets

($ in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Real estate securities, available-for-sale	$231,727	$231,754
Real estate securities, pledged as collateral	409,037	407,689
Real estate related and other loans, held-for-sale, net	197,251	230,200
Residential mortgage loans, held-for-sale, net	3,735	3,854
Subprime mortgage loans subject to call option	406,217	406,217
Investments in other real estate, net of accumulated depreciation	234,049	239,283
Intangibles, net of accumulated amortization	82,000	84,686
Other investments	27,102	26,788
Cash and cash equivalents	56,002	73,727
Restricted cash	21,874	15,714
Receivables and other assets	37,448	35,191
Assets of discontinued operations	6,883	6,803

Total Assets	$1,713,325	$1,761,906

Liabilities and Equity
Liabilities
CDO bonds payable	$216,464	$227,673
Other bonds and notes payable	25,317	27,069
Repurchase agreements	421,803	441,176
Credit facilities and obligations under capital leases	162,806	161,474
Financing of subprime mortgage loans subject to call option	406,217	406,217
Junior subordinated notes payable	51,230	51,231
Dividends payable	8,901	8,901
Accounts payable, accrued expenses and other liabilities	173,489	179,390
Liabilities of discontinued operations	502	447

Total Liabilities	$1,466,729	$1,503,578

Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of March 31, 2015 and December 31, 2014	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,424,508 and 66,424,508 shares issued and outstanding, at March 31, 2015 and December 31, 2014, respectively	664	664
Additional paid-in capital	3,172,060	3,172,060
Accumulated deficit	(3,051,943)	(3,041,880)
Accumulated other comprehensive income	64,377	65,865

Total Newcastle Stockholders’ Equity	246,741	258,292
Noncontrolling interests	(145)	36

Total Equity	$246,596	$258,328

Total Liabilities and Equity	$1,713,325	$1,761,906

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended March 31, 2015	Three Months Ended December 31, 2014
Income available for common stockholders	$(2,092)	$(10,325)
Add (Deduct):
Impairment (reversal)	405	(1,176)
Other (income) loss	(187)	(3,995)
Impairment (reversal), other (income) loss, depreciation and amortization and other adjustments from discontinued operations	11	12,238
Depreciation and amortization(A)	9,471	10,168
Acquisition, restructuring and spin-off related expenses	38	1,328

Core earnings	$7,646	$8,238

(A)	Including accretion of membership deposit liability of $1.4 million and $1.3 million and amortization of favorable and unfavorable leasehold intangibles of $1.3 million and $1.3 million in the three months ended March 31, 2015 and December 31, 2014, respectively. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate, media and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges, including the accretion of the membership deposit liability and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and is not necessarily indicative of cash available to fund cash needs. For a further description of the differences between cash flows provided by operations and net income, see “– Liquidity and Capital Resources” in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com . Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of Adjusted Funds from Operations (“AFFO”)

($ in thousands)

	Three Months Ended March 31, 2015	Three Months Ended December 31, 2014
Income available for common stockholders	$(2,092)	$(10,325)
Add:
Depreciation and amortization(A)	9,482	21,345

Adjusted Funds from Operations (“AFFO”)	$7,390	$11,020

(A)	Depreciation and amortization charges for the three months ended March 31, 2015 includes $6.8 million of depreciation and amortization, $1.3 million of amortization of favorable or unfavorable leasehold intangibles, and $1.4 million of accretion on golf membership deposit liability. Depreciation and amortization charges for the three months ended December 31, 2014 includes $18.8 million (including $11.2 million from New Senior) of total depreciation and amortization, $1.3 million of amortization of favorable or unfavorable leasehold intangibles, and $1.3 million of accretion on golf membership deposit liability. The depreciation and amortization from New Senior were recorded to income (loss) from discontinued operations. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf.

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations (“AFFO”) as net income available for common stockholders plus depreciation and amortization, including accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions, accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of Newcastle’s operating performance or as an alternative to cash flow as a measure of Newcastle’s liquidity, and it is not necessarily indicative of cash available to fund cash needs. Newcastle’s calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.